Exhibit 99.1

SEPARATION AND RELEASE AGREEMENT

THIS SEPARATION AND RELEASE AGREEMENT (this “Agreement”) is dated the 14th day of May 2013, by and between CHRISTOPHER LEICHTWEIS  (“Executive”) and PERMA-FIX ENVIRONMENTAL SERVICES, INC. (the “Company”), but shall be effective as of May 24, 2013 (the “Separation Date”).  In consideration of the agreements of PESI and Executive set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the Company and Executive agree as follows.

1.             Background.  Executive currently is employed as the Senior Vice President of the Company and President of PESI’s subsidiary,  Safety and Ecology Holding Corporation and its subsidiaries (“SEC”), subject to the Employment Agreement, dated October 31, 2011, as amended (the “Employment Agreement”), between the Company and Executive.  The Company and Executive desire to end their employment relationship, and notwithstanding the terms of the Employment Agreement, to set forth the terms of Executive’s separation in this Agreement.

2.             Separation.  Effective as of the Separation Date, Executive hereby voluntarily terminates and retires as an employee of the Company and its subsidiaries, as Senior Vice President of the Company, as President of SEC, and any other office of the Company and its subsidiaries.  Executive has or may have with the Company and its subsidiaries, including but not limited to any positions on the board of directors of any subsidiary of the Company.  Executive and PESI agree that Executive’s termination of employment with the Company and its subsidiaries is (a) a separation from service as a result of Executive terminating his employment with the Company and its subsidiaries for reasons other than for Good Reason (as defined in the Employment Agreement), and (b) a “separation from service” within the meaning of Treasury Regulation § 1.409A-1(h)(1) as of the Separation Date.  Except as expressly provided in this Agreement, on and after the Separation Date, neither the Company nor any of its subsidiaries shall have any further obligation to Executive in connection with Executive’s employment, including but not limited to severance, compensation (including but not limited to bonuses and incentive payments), health insurance, life insurance, disability insurance, vacation pay, sick pay and any similar obligations.  The parties agree that, effective as of the Separation Date, the Employment Agreement is terminated and becomes null and void, except for Section 7 of the Employment Agreement.

3.             Consulting Agreement.  Notwithstanding any other provision of this Agreement, the Company has entered into a Consulting Agreement with Executive, dated as of the date hereof, which shall become effective as of the Separation Date (“Consulting Agreement”).

4.             Payments and Benefits.

4.1
Severance.  Executive acknowledges and agrees that the Company has no obligation to pay Executive any severance amounts pursuant to the Employment Agreement.  Executive agrees that Executive has no right to severance or other compensation under the Employment Agreement or otherwise, except as expressly provided in this Agreement.  Notwithstanding the above, Executive will be paid all accrued salary on the next scheduled payroll payment date after May 24, 2013 and any accrued vacation, PTO or similar amounts will be paid in regular bi-weekly scheduled payments following the payment of accrued salary in amounts equal to 80 hours of base pay until such time when such amount has been fully paid.

4.2
MIP and Other Plans.  Executive acknowledges and agrees that the Management Incentive Plan effective as of November 1, 2011 for the benefit of Executive (the “MIP”) is not and will not be vested as of the Separation Date, no payments are due or will become due to Executive under the MIP, and the MIP is hereby deemed forfeited, cancelled and without further force or effect. Executive acknowledges and agrees Executive is not entitled to any other payment or other benefit with respect to any payment or incentive opportunity that he previously may have been awarded or granted under any other bonus, incentive, or compensation plan, and that any such opportunity is hereby forfeited, cancelled and without further force or effect.  Executive further acknowledges and agrees that Executive is not entitled to any Special Bonus (as defined in the Employment Agreement), and that all of Executive’s rights to a Special Bonus terminate on the Separation Date.

4.3	Benefits.

4.3.1
Health Coverage.  Executive, at Executive’s election, will have the right to continue his participation in the Company’s group health coverage plan under and pursuant to the applicable COBRA regulations, for a period not to exceed 18 months from the Separation Date, and if the Executive elects to continue such group health coverage, the Executive will pay all applicable COBRA premiums each month during the period that the Executive elects such coverage. All other benefits will terminate.

5.             Stock Options.  All outstanding options to purchase shares of the common stock of the Company (“stock options”) that were granted by the Company to Executive will be governed by the terms of such stock options.  Notwithstanding the provisions of Section 6 of the Employment Agreement, such stock options will vest only in accordance with the terms of the stock options and will not accelerate under Section 6.2 of the Employment Agreement.

6.             Representations and Warranties of Executive.  Executive represents and warrants to the Company as follows:

6.1
Return of Property.  Executive has delivered to the Company, and not kept or delivered to anyone else, (a) any and all notes, files, memoranda, papers and, in general, any and all physical (including electronic) matter containing any trade secret, proprietary or confidential information of the Company or any subsidiary of the Company and other information relating to the business of the Company or any subsidiary or affiliate of the Company, including, but not limited to, SEC or any subsidiaries of SEC, which are in Executive’s possession or control; and (b) all equipment and other property owned by the Company, which are in Executive’s possession or control.

7.             Mutual Releases

7.1
Release by Executive.  Executive hereby generally and completely releases, acquits, and discharges the Company, each subsidiary of the Company, and all of their representatives, officers, directors, employees and affiliates, and each and every successor, assigns and agents (the “Released Company Parties”), from and against any and all Claims.  As used in this Agreement, “Claims” means any and all matters relating to Executive’s employment relationship with the Company or any subsidiary of the Company, the termination of that employment relationship with the Company or any subsidiary of the Company, and any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs, expenses, damages, actions, and causes of actions, whether in law or in equity, whether known or unknown, suspected or unsuspected, arising from Executive’s employment with and/or termination from the Company and/or any subsidiaries thereof, as well as any and all claims under or in connection with or arising out of the Employment Agreement or the Plan or pursuant to Tile VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., as amended by the Civil Rights Act of 1991, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Civil Rights Act of 1966, 42 U.S.C. § 1981, 1983 and 1985, which prohibits violations of civil rights; the Age Discrimination in Employment Act of 1967, as amended, and as further amended by the Older Workers Benefit Protection Act, 29 U.S.C. § 621, et seq., which prohibits age discrimination in employment; the Employment Retirement Income Security Act of 1974, as amended, 29 U.S.C. § 1001, et seq., which protects certain employee benefits; the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. § 12101, et seq., which prohibits discrimination against the disabled; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq., which provides medical and family leave; the Fair Labor Standards Act, 29 U.S.C. § 201, et seq., including the Wage and Hour Laws, any and all claims relating to the payment of any compensation and/or wages and any and all claims related in any way to any and all other federal, state or local laws or regulations prohibiting employment discrimination.  The term “Claims” means, and this release also includes, but is not limited to, a release by Executive of any and all claims for breach of contract, mental pain, suffering and anguish, emotional upset, impairment of economic opportunities, unlawful interference with employment rights, defamation, intentional or negligent infliction of emotional distress, fraud, wrongful termination, wrongful discharge in violation of public policy, breach of any express or implied covenant of good faith and fair dealing, and all other statutory or common law claims.  Notwithstanding the above, Executive does not release the Company from any claims he may have against the Company pursuant to the terms of this Agreement, pursuant to any coverage that Executive would have pursuant to the terms of the Company’s organizational documents, policies of insurance or provisions of the Employment Agreement for indemnification with regard to Executive’s position as an officer of director of the Company or any of its subsidiaries prior to the Separation Date, or obligations of the Company or any of its subsidiaries under agreements listed in Exhibit “A” attached to this Agreement.

7.2
Release by the Company.  The Company hereby generally and completely releases, acquits and discharges Executive from and against any and all claims it may have against Executive under the Employment Agreement, except for claims against Executive under Section 7 (“Confidentiality of Trade Secrets and Business Information”) of the Employment Agreement that arise after the date of this Agreement.  Notwithstanding the above, the Company does not release Executive from (a) any claims it may have against Executive pursuant to the terms of this Agreement which shall remain in full force and effect, (b) any and all obligations of Executive under the Consulting Agreement and claims that the Company may have under the Consulting Agreement, or (c) any and all obligations of Executive under the instruments and agreements listed in Exhibit “A” attached to this Agreement.

7.3
Cooperation.  The Consultant agrees to cooperate with and assist the Company and its representatives and attorneys as requested as to any litigation, arbitrations or other dispute resolutions by being reasonably available for interviews, depositions and/or testimony for any matters as to which he has relevant information, and will be reimbursed for his reasonable travel and lodging expenses related thereto.

8.             Disclosures.  Executive covenants that Executive has disclosed to the Company management all material information that Executive learned during Executive's employment with the Company that may be relevant to the Company's corporate compliance efforts or that relate in any way to Executive's duties to or for Company, including but not limited (a) to any information relating to any investigation or self-evaluation process at the Company of which Executive is aware; (b) any information Executive has relating to possible unlawful activity or retaliatory actions by the Company; (c) violations or possible violations of any federal or state securities laws, or potential or pending whistleblower claims or actions; (d) any information known to Executive relating to violations or possible violations of the Company's corporate compliance plan; and (e) any information that could benefit the Company in ensuring the Company's compliance with applicable laws, rules, or regulations.

9.             Mutual Non-Disparagement.

9.1
Executive shall not, directly or indirectly, make or cause to be made any disparaging, denigrating, derogatory or other negative, misleading or false statement orally or in writing to any person, including, without limitation, to members of the environmental services industry, press and investors in, competitors of and advisors to the Company and its subsidiaries, about the Company and its subsidiaries or their respective members, officers or employees, or the investment or business strategy or plans, policies, practices or operations of the Company or its subsidiaries, provided that the provisions of this section shall not restrict Executive from making accurate statements that are required by law in good faith or required in a court of law or arbitration proceeding or required in order to prosecute a legal dispute or in connection with to a court or regulatory proceeding or order.

9.2
The Company shall not, directly or indirectly, make or cause to be made and shall cause Affiliates, Subsidiaries, employees, directors, consultants, and officers that are controlled by the Company not to make or cause to be made, any disparaging, denigrating, derogatory or other negative, misleading or false statement orally or in writing to any person about Executive including, without limitation, to members of the environmental services industry, press and investors in, competitors of and advisors to the Company and its Affiliates and Subsidiaries, provided that, the provisions of this section shall not restrict the Company or its employees or officers from making accurate statements that are required by law in good faith in a court of law or arbitration proceeding or other legal dispute resolution forum or pursuant to a court or regulatory proceeding or order.

10.           Non-Solicitation of Employees.  Executive recognizes that he possesses confidential information about employees of the Company and its subsidiaries relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company and its subsidiaries.  Executive recognizes that the information he possesses and will possess about these employees is not generally known, is of substantial value to the Company and its subsidiaries in developing their business and in securing and retaining customers, and has been and will be acquired by him because of his position with the Company.  Executive agrees that, from the Separation Date and for a period of two year thereafter, he will not, directly or indirectly, (a) solicit or recruit any employee of the Company or any of its subsidiaries (a “Current Employee”) or any person who was an employee of the Company or any of its subsidiaries during the 12 month period immediately prior to the Separation Date (a “Former Employee”) for the purpose of being employed by him or any other entity, or (b) hire any Current Employee or Former Employee, or (c) provide employment (including self-employment), directorship, consultative or other services to any business, individual, partner, firm, corporation, or other entity that hires a Former Employee one year of the Separation Date.  Notwithstanding the foregoing, this provision will not apply to the Executive with regard to any Current Employee or Former Employee who applies for a position with Executive in response to a general written (such as classified ad) or online (such as Monster.com) advertisement.  The parties agree and acknowledge that this Section 10 of this Agreement amends and restates in all respects Section 9 of the Employment Agreement.

11.           Stand Still.  Executive agrees that, for a period of one year from the Separation Date, Executive will not sell his existing stock.

12.           Injunctive Relief.  Executive acknowledges that the breach of any of the restrictive covenants or agreements contained herein will give rise to irreparable injury to the Company, and will not be adequately compensable in damages.  Notwithstanding the provisions of paragraph 7 of this Agreement, the Company may seek and obtain injunctive relief in Court against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies which may be available. Executive further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company’s legitimate business interests and are reasonable in scope and content.  If a court or arbitrator declines to enforce the restrictive covenants herein on the basis of their geographic or temporal scope, then the court or arbitrator shall enforce the restrictive covenants to the fullest extent allowable by law, and the court or arbitrator may modify the terms of the restrictive covenants to reflect the broadest geographic and temporal scope allowed by law.

13.           Time to Consider and Rescind.  Executive acknowledges he was advised to seek the advice and counsel of any attorney; he was offered 21 days to review and consider this Agreement; and that once executed (at any time within the 21-day period), he has seven (7) days in which to revoke his acceptance of this Agreement.  The twenty-one day period shall begin on May 9th, 2013, and notice of rejection by Executive to the Company shall be given in writing and must be delivered to Dr. Louis F. Centofanti per this Agreement, within three business days of such rejection.  If Executive rejects this Agreement, pursuant to the terms of this paragraph 13, then this Agreement shall automatically terminate and be deemed null and void in all respects.

14.           No Additional Obligations.  This Agreement embodies the entire agreement between the Parties hereto with respect to the matters involved herein and supercedes any previous negotiations or agreements between the Company and Executive. Except as provided in this Agreement and the Consulting Agreement, the Company makes no agreements, promises or other representations to Executive and does not assume any obligations other than set forth herein.  This Agreement does not create any rights in Executive or any other person except as provided herein and shall not constitute precedent of any nature whatsoever.  This Agreement was not executed in reliance upon any statement or representation by any other party other than those set forth herein.  This Agreement may not be modified except by a subsequent agreement in writing signed by all Parties.  No amendment or modification of this Agreement shall be effective unless executed in writing by the Parties hereto.

15.           Controlling Law.  This Agreement shall be governed by, construed and enforced in accordance with, and subject to the common laws of the State of Georgia.

16.           Acknowledgment of Executive.  This Agreement is not to be construed strictly against any party, but is instead to be construed fairly, according to the plain meaning of its terms.  The headings of the paragraphs and subparagraphs (if any) are merely descriptive and should not be construed as influencing or limiting the substance of the paragraphs or subparagraphs in any way.  If any provision, subparagraph, statement or phrase of this Agreement is ruled or deemed illegal or unenforceable, such a ruling shall affect only the provision, subparagraph, statement or phrase so ruled and the remainder of the Agreement shall remain in full force and effect according to law.  Any such ruling shall only affect the interpretation and application of the Agreement, and shall not be construed or operate to reduce consideration and benefits received and exchanged among and between the parties at the execution of this Agreement.

17.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit and protection of the parties to this Agreement, together with their respective family members, heirs, executors, administrators, personal representatives, devisees, predecessors, successors, assigns and affiliates (including, without limitation, parents, subsidiaries, divisions, partners, and any of their present or former officers, directors, employees and agents).

18.           Authorization.  Each person signing this Agreement as a party or on behalf of a party represents that he or she is duly authorized to sign this Agreement on such party’s behalf, and is executing this Agreement voluntarily, knowingly and without any duress or coercion.

19.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be considered an original but when taken together, shall constitute one Agreement.

20.           Survival of Representations and Warranties.  All representations, warranties and agreements by Executive set forth in this Agreement will survive the Separation Date and remain in effect following the Separation Date.

[SIGNATURE PAGE APPEARS ON NEXT PAGE]

/s/Christopher P Leichtweis
CHRISTOPHER LEICHTWEIS, an individual

(“Executive)

PERMA-FIX ENVIRONMENTAL SERVICES,
INC, a Delaware corporation

By:	/s/Louis Centofanti
Name:	Louis Centofanti
Title:	CEO
(“PESI”)

Exhibit “A”
to
Separation and Release Agreement

1.	General Agreement of Indemnity, dated March 3, 2008, between Christopher P. Leichtweis and Myra L. Leichtweis and SEC for the benefit of Alexander R. Xavier;

2.	Lease on 2800 Solway Rd ,Knoxville Tn.

3.
Indemnification Agreement, dated February 21, 2011, by and between Safety & Ecology Holdings Corporation, a Nevada Corporation, and its operational subsidiary, Safety and Ecology Corporation, a Nevada Corporation, Christopher P. Leichtweis, and Myra T. Leichtweis, as amended by the Settlement and Release Agreement and Amendment to Employment Agreement, entered into as of February 14, 2013; and

4.	All of the Executive’s obligations relating to the following bonds:

Bond Date	Company/Project Name	Brief Work Description

April 26, 2010	B&W Y-12 LLC/TR 36, Building 9766 Demolition WR Grace and Co.-Conn, Curtis Bay Bldg 23	Demolition project

September 23, 2010	B&W &-12 LLC WEMA	Cleanup and Pipe Lining